Exhibit 99.(d)(1)(A)(vi)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

FIFTH AMENDMENT TO Management Agreement

The attached amended and restated Schedule B is hereby incorporated into the Management Agreement dated December 29, 2023, as amended (“Agreement”), by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (“Manager”), and supersedes any prior Schedule B to the Agreement.

Dated: April 15, 2024

AMERICAN BEACON FUNDS		AMERICAN BEACON ADVISORS, INC.
AMERICAN BEACON SELECT FUNDS

By:	/s/ Jeffrey K. Ringdahl	By:	/s/ Paul B. Cavazos
	Jeffrey K. Ringdahl		Paul B. Cavazos
	President		Senior Vice President

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Effective: May 1, 2024

Fund	Effective Date	Fee Schedule	Grandfathered Fund
American Beacon AHL Managed Futures Strategy Fund	12/29/2023	Alternative Investments	Yes
American Beacon AHL Multi-Alternatives Fund	12/29/2023	Alternative Investments	n/a
American Beacon AHL TargetRisk Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon ARK Transformational Innovation Fund	01/09/2024	Traditional – Single Manager	n/a
American Beacon Balanced Fund	12/29/2023	Traditional – Multiple Manager	Yes
American Beacon Developing World Income Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon EAM International Small Cap Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon FEAC Floating Rate Income Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Garcia Hamilton Quality Bond Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon International Equity Fund	12/29/2023	Traditional – Multiple Manager	Yes
American Beacon Large Cap Value Fund	03/14/2024	Traditional – Multiple Manager	Yes
American Beacon Man Large Cap Growth Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Man Large Cap Value Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon NIS Core Plus Bond Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Shapiro Equity Opportunities Fund	02/27/2024	Traditional – Single Manager	n/a
American Beacon Shapiro SMID Cap Equity Fund	01/26/2024	Traditional – Single Manager	n/a
American Beacon SiM High Yield Opportunities Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Small Cap Value Fund	03/14/2024	Traditional – Multiple Manager	Yes
American Beacon SSI Alternative Income Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Stephens Mid-Cap Growth Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Stephens Small Cap Growth Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon The London Company Income Equity Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon TwentyFour Sustainable Short Term Bond Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon TwentyFour Strategic Income Fund	12/29/2023	Traditional – Single Manager	n/a
B-1